Exhibit 32.2

GOOD SAM ENTERPRISES, LLC

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

I, Thomas F. Wolfe, Executive Vice President of Operations and Chief Financial Officer of Good Sam Enterprises, LLC, a Delaware limited liability company (the “Company”), hereby certify as follows:

1.                                    This statement is provided pursuant to 18 U.S.C. Section 1350 in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Periodic Report”);

2.                                    The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.                                    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date: March 15, 2013

/s/ Thomas F. Wolfe
Thomas F. Wolfe
Executive Vice President of Operations
and Chief Financial Officer